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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-127456, 333-134950 and 333-166695 on Form S-8 of Guaranty Bancorp of our report dated February 18, 2011 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sherman Oaks, California
February 18, 2011

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  Exhibit 23.1